EXHIBIT 99.1
PROSPECTUS SUPPLEMENT                                 REGISTRATION NO. 333-89355
(To Prospectus dated July 7, 2003)



                             [Biotech HOLDRS logo]




                        1,000,000,000 Depositary Receipts
                            Biotech HOLDRS (SM) Trust


         This prospectus supplement supplements information contained in the prospectus dated July 7, 2003 relating to the sale of up to 1,000,000,000 depositary receipts by the Biotech HOLDRS (SM) Trust.

         The share amounts specified in the table on page 13 of the base prospectus shall be replaced with the following:

                                                                         Primary
                                                              Share      Trading
               Name of Company                    Ticker     Amounts     Market
---------------------------------------------     ------     -------     ------
Affymetrix, Inc.                                   AFFX         4        NASDAQ
Alkermes, Inc.                                     ALKS         4        NASDAQ
Amgen Inc.                                         AMGN       64.48      NASDAQ
Applera Corporation--Applied Biosystems Group*     ABI         18         NYSE
Applera Corporation--Celera Genomics Group*        CRA          4         NYSE
Biogen IDEC Inc.                                   BIIB       26.95      NASDAQ
Chiron Corporation                                 CHIR        16        NASDAQ
Enzon Pharmaceuticals, Inc.                        ENZN         3        NASDAQ
Genentech, Inc.                                    DNA         44         NYSE
Genzyme Corporation                                GENZ        14        NASDAQ
Gilead Sciences, Inc.                              GILD        16        NASDAQ
Human Genome Sciences, Inc.                        HGSI         8        NASDAQ
ICOS Corporation                                   ICOS         4        NASDAQ
MedImmune, Inc.                                    MEDI        15        NASDAQ
Millennium Pharmaceuticals, Inc.                   MLNM        12        NASDAQ
QLT Inc.                                           QLTI         5        NASDAQ
Sepracor Inc.                                      SEPR         6        NASDAQ
Shire Pharmaceuticals Group p.l.c.                 SHPGY     6.8271      NASDAQ

--------------------

* The securities of this company trade as a tracking stock. Please see "Risk Factors" and the business description in Annex A for additional information relating to an investment in tracking stock.

         The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

            The date of this prospectus supplement is March 31, 2004.